{00021527.RTF;1}

                                    FORM 8-A

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                             SECURITIES ACT OF 1934

                         WESTERN COPPER HOLDINGS LIMITED
             (Exact name of registrant as specified in its charter)


        British Columbia, Canada                            N/A
(State of incorporation or organization)    (IRS Employer Identification Number)


      1550 - 1185 West Georgia Street                     V6E 4E6
            Vancouver, B.C.
   (Address of principal executive offices)              (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                     Name of exchange on which each class is
to be registered                        to be registered

Common stock without par value          American Stock Exchange.




If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box [x]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant the General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates: not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

A description of the registrant's common stock without par value is set forth under Item 10.B., Additional Information, of the registrant's Annual Report on Form 20-F (Commission File No. 0-13933) for the fiscal year ended September 30, 2001, filed with the Commission on October 4, 2002, which description is incorporated herein by reference.

Item 2. Exhibits.

1. Certificate of Incorporation of the registrant is incorporated by reference to Western Copper Holdings Limited's Registration Statement on Form F-4 filed with the Commission on May 9, 1996.



                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                WESTERN COPPER HOLDINGS LIMITED
                                (Registrant)


                                By: /s/     "Lawrence Page"
                                ----------------------------------------------
                                Name:       Lawrence Page, Q.C.
                                Title:      Director and Secretary



Dated:  February 5, 2003